Exhibit 99.1

Helix Acquisition Corp. II Retains More than 60% of Trust Account after Redemptions in connection with Business Combination with BridgeBio Oncology Therapeutics

●	Gross proceeds of approximately $120 million from trust account and approximately $261 million from PIPE financing to be available to the combined company at the closing

●	2nd lowest redemption rate for a biotech de-SPAC transaction since 2022

BOSTON & SOUTH SAN FRANCISCO, Aug. 06, 2025 (GLOBE NEWSWIRE) -- Helix Acquisition Corp. II (“Helix”) (Nasdaq: HLXB), a special purpose acquisition company sponsored by affiliates of Cormorant Asset Management, and TheRas, Inc. (d/b/a BridgeBio Oncology Therapeutics) (“BBOT”), a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies, today announced that Helix retained approximately $120 million in its trust account, net of redemptions by public shareholders, representing more than 60% of the cash held in trust. The deadline for submitting redemption requests was July 31, 2025.

As a result, the transaction is expected to raise an aggregate of approximately $382 million in gross proceeds, including $120 million from Helix’s trust account and approximately $261 million from a common stock private placement (PIPE) transaction led by Cormorant Asset Management and including ADAR1 Capital Management, BC Capital, investment funds affiliated with Deerfield Management Company, Enavate Sciences, Eventide Asset Management, Novo Holdings A/S, Octagon Capital, Omega Funds, Paradigm BioCapital Advisors, StemPoint Capital LP, Surveyor Capital (a Citadel company), Wellington Management, and another leading mutual fund.

Helix and BBOT intend to proceed expeditiously with the closing of the business combination, subject to the satisfaction or waiver of closing conditions.

About Helix Acquisition Corp. II (HLXB)

Helix Acquisition Corp. II (Nasdaq: HLXB) is a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Helix Acquisition Corp. II raised $184 million in its initial public offering on February 9, 2024. Helix is sponsored by affiliates of Cormorant Asset Management and is headquartered in Boston, Massachusetts.

About TheRas, Inc. d/b/a BridgeBio Oncology Therapeutics (BBOT)

BridgeBio Oncology Therapeutics (BBOT) is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. Initially formed as a subsidiary of BridgeBio Pharma, Inc. (Nasdaq: BBIO), BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, visit bbotx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as “expect”, “expected” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations relating to the business combination, including the proceeds of the business combination and the financing and the timing of the closing of the business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of BBOT’s and Helix’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of BBOT and Helix. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include: changes in domestic and foreign business, market, financial, political and legal conditions; the ability of the parties to successfully consummate the business combination; the satisfaction or waiver of the conditions to the consummation of the Business Combination, including the satisfaction or waiver of the minimum cash condition; the ability of the combined company to meet Nasdaq’s initial listing standards and list the combined company’s stock on Nasdaq; and the risks set forth in the definitive proxy statement/prospectus filed by Helix with the Securities and Exchange Commission on July 10, 2025 (File No. 333-288222), as supplemented on July 21, 2025, including the “Risk Factors” section therein, and Helix’s other filings with the Securities and Exchange Commission. If any of these risks materialize or Helix’s or BBOT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Helix or BBOT presently know or that Helix and BBOT currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Helix’s and BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. Helix and BBOT anticipate that subsequent events and developments will cause Helix’s and BBOT’s assessments to change. These forward-looking statements should not be relied upon as representing Helix’s and BBOT’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Helix, BBOT, nor any of their respective affiliates undertake any obligation to update these forward-looking statements, except as required by law.